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EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT FROM KPMG LLP


The Board of Directors of
Charter One Financial, Inc.

We have audited the consolidated financial statements of ALBANK Financial Corporation and subsidiaries as of and for the year ended December 31, 1997, including the consolidated statements of earnings, changes in stockholders' equity and cash flows. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ALBANK Financial Corporation and subsidiaries for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/KPMG LLP


January 30, 1998
Albany, New York